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                                                                     EXHIBIT 5.1

                                 PIPER & MARBURY
                                     L.L.P.

                              CHARLES CENTER SOUTH
                             36 SOUTH CHARLES STREET
                         BALTIMORE, MARYLAND 21201-3018
                                   410-539-2530                    WASHINGTON
                                FAX: 410-539-0489                   NEW YORK

                                                                  PHILADELPHIA
                                                                     EASTON



                                September 8, 1999



Chesapeake Biological Laboratories, Inc.
1111 South Paca Street
Baltimore, Maryland 21230

                     Re: REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

         We have acted as counsel to Chesapeake Biological Laboratories, Inc., a Maryland corporation (the "Company"), in connection with the Company's Registration Statement on Form S-3 (the "Registration Statement") filed on the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to 1,385,751 shares of the Company's common stock, par value $.01 per share (the "Shares"), which were previously issued by the Company or are subject to issuance upon conversion of outstanding Preferred Stock or Warrants. All shares are being registered for resale by the holders thereof.

         In this capacity, we have examined the Company's Charter and By-Laws, the proceedings of the Board of Directors of the Company relating to the issuance of the Shares and such other documents, instruments and matters of law as we have deemed necessary to the rendering of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies.

         Based upon the foregoing, we are of the opinion and advise you that each of the Shares that is currently outstanding has been, and all Shares issuable upon conversion of Preferred Stock or exercise of Warrants will be upon conversion or exercise, duly authorized and validly issued and is fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

                                       Very truly yours,
                                       /s/ Piper &
                                       Marbury L.L.P.